COLUMBIA FUNDS VARIABLE SERIES TRUST II

AMENDMENT NO. 24 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the "Declaration of Trust") of Columbia Funds Variable Series Trust II (the "Trust"), dated September 11, 2007, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to establish, to change or abolish and rescind the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust; and

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia Funds Variable Series Trust II, do hereby certify that we have authorized the renaming of Columbia Variable Portfolio – Mid Cap Value Fund to Columbia Variable Portfolio – Select Mid Cap Value Fund, Columbia Variable Portfolio – Select Large-Cap Value Fund to Columbia Variable Portfolio – Select Large Cap Value Fund, Columbia Variable Portfolio – Select Smaller-Cap Value Fund to Columbia Variable Portfolio – Select Small Cap Value Fund, CTIVP – MFS® Blended Research® Core Equity Fund to CTIVP – Partners Core Equity Fund and CTIVP – Oppenheimer International Growth Fund to CTIVP – William Blair International Leaders Fund and have authorized the following amendment to said Declaration of Trust:

1.Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;

Columbia Variable Portfolio – Balanced Fund

Columbia Variable Portfolio – Commodity Strategy Fund

Columbia Variable Portfolio – Core Equity Fund

Columbia Variable Portfolio – Disciplined Core Fund

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Emerging Markets Bond Fund

Columbia Variable Portfolio – Emerging Markets Fund

Columbia Variable Portfolio – Global Strategic Income Fund

Columbia Variable Portfolio – Government Money Market Fund

Columbia Variable Portfolio – High Yield Bond Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Intermediate Bond Fund

Columbia Variable Portfolio – Large Cap Growth Fund

Columbia Variable Portfolio – Large Cap Index Fund

Columbia Variable Portfolio – Limited Duration Credit Fund

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Overseas Core Fund

Columbia Variable Portfolio – Select Large Cap Equity Fund

Columbia Variable Portfolio – Select Large Cap Value Fund

Columbia Variable Portfolio – Select Mid Cap Value Fund

Columbia Variable Portfolio – Select Small Cap Value Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Columbia Variable Portfolio – U.S. Equities Fund

Columbia Variable Portfolio – U.S. Government Mortgage Fund

CTIVP – American Century Diversified Bond Fund

CTIVP – AQR International Core Equity Fund

CTIVP – BlackRock Global Inflation-Protected Securities Fund

CTIVP – CenterSquare Real Estate Fund

CTIVP – DFA International Value Fund

CTIVP – Loomis Sayles Growth Fund

CTIVP – Los Angeles Capital Large Cap Growth Fund

CTIVP – MFS® Value Fund

CTIVP – Morgan Stanley Advantage Fund

CTIVP – T. Rowe Price Large Cap Value Fund

CTIVP – TCW Core Plus Bond Fund

CTIVP – Victory Sycamore Established Value Fund

CTIVP – Wells Fargo Short Duration Government Fund

CTIVP – Westfield Mid Cap Growth Fund

CTIVP – William Blair International Leaders Fund

Variable Portfolio – Aggressive Portfolio

Variable Portfolio – Columbia Wanger International Equities Fund

Variable Portfolio – Conservative Portfolio

Variable Portfolio – Managed Volatility Moderate Growth Fund

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Partners Core Bond Fund

Variable Portfolio – Partners Core Equity Fund

Variable Portfolio – Partners Small Cap Growth Fund

Variable Portfolio – Partners Small Cap Value Fund

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust's Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of June 19, 2019.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 24 to the Declaration of Trust on June 19, 2019.

/s/ George S. Batejan	/s/ Catherine James Paglia
George S. Batejan	Catherine James Paglia
/s/ Kathleen A. Blatz	/s/ Anthony M. Santomero
Kathleen A. Blatz	Anthony M. Santomero
/s/ Edward J. Boudreau, Jr.	/s/ Minor M. Shaw
Edward J. Boudreau, Jr.	Minor M. Shaw
/s/ Pamela G. Carlton	/s/ William F. Truscott
Pamela G. Carlton	William F. Truscott
/s/ Patricia M. Flynn	/s/ Sandra Yeager
Patricia M. Flynn	Sandra Yeager
/s/ Brian J. Gallagher
Brian J. Gallagher
Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109